Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record First Quarter Results

Sarasota, Florida, April 25, 2019 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the first quarter ended March 31, 2019.

First quarter GAAP and adjusted revenue increased 7% to $1.29 billion, and organic revenue increased by 6%. GAAP and adjusted gross margin were 63.0%, expanding 60 basis points and 50 basis points, respectively. EBITDA increased 13% to $438 million and EBITDA margin expanded 170 basis points to 34.0%.

GAAP earnings before taxes grew 64% to $419 million and adjusted earnings before taxes grew 15% to $382 million. GAAP diluted earnings per share (“DEPS”) was $3.53, a 74% increase, while adjusted DEPS was $3.30, a 26% increase. GAAP and adjusted results include a discrete tax benefit of $43 million, or $0.41 per share.

GAAP operating cash flow was $290 million, which included tax payments associated with the gain on sale from the Scientific Imaging businesses, completed in the quarter. Excluding these tax payments, adjusted operating cash flow increased 17% to $330 million.

“Our diversified portfolio of businesses delivered another excellent quarter, highlighted by strong organic growth, operating leverage, and cash flow performance,” said Neil Hunn, Roper’s President and CEO. “EBITDA grew 13% for the enterprise and margins expanded in each of our four segments, demonstrating the strength and breadth of our asset-light, niche market business model.”

“We completed the acquisition of Foundry last week, welcoming another industry-leading, niche software business to the Roper family. We remain well positioned and confident in our ability to continue compounding cash flow through a combination of organic growth and disciplined capital deployment,” concluded Mr. Hunn.

Increasing 2019 Guidance

The Company now expects full year Adjusted DEPS of $12.70 - $13.00, compared to previous guidance of $12.00 - $12.40.

For the second quarter of 2019, the Company expects Adjusted DEPS of $3.00 - $3.04.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Thursday, April 25, 2019. The call can be accessed via webcast or by dialing +1 800-239-9838 (US/Canada) or +1 323-994-2093, using confirmation code 6073937. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 6073937.

Table 1: Adjusted Revenue Reconciliation and Growth Detail ($M)

	Q1 2018	Q1 2019		V %
GAAP Revenue	$1,203	$1,287		7%
Purchase accounting adjustment to acquired deferred revenue	2	1	A
Adjusted Revenue	$1,205	$1,288		7%

Components of Adjusted Revenue Growth
Organic				6%
Acquisitions/Divestitures				2%
Foreign Exchange				(1)%
Total Adjusted Revenue Growth				7%

Table 2: Adjusted Gross Margin Reconciliation ($M)

	Q1 2018	Q1 2019		V% / Bps
GAAP Revenue	$1,203	$1,287		7%
Purchase accounting adjustment to acquired deferred revenue	2	1	A
Adjusted Revenue	$1,205	$1,288		7%

GAAP Gross Profit	$750	$811
Purchase accounting adjustment to acquired deferred revenue	2	1	A
Adjusted Gross Profit	$753	$811		8%

GAAP Gross Margin	62.4%	63.0%		+60 bps
Adjusted Gross Margin	62.5%	63.0%		+50 bps

Table 3: Adjusted EBITDA Reconciliation ($M)

	Q1 2018	Q1 2019		V% / Bps
GAAP Revenue	$1,203	$1,287		7%
Purchase accounting adjustment to acquired deferred revenue	2	1	A
Adjusted Revenue	$1,205	$1,288		7%

GAAP Net Earnings	211	370
Taxes	44	50
Interest Expense	43	44
Depreciation	13	12
Amortization	75	83
EBITDA	$386	$558		44%

Purchase accounting adjustment to acquired deferred revenue and commission expense	2	—
Gain on sale of Scientific Imaging businesses B	—	(120)
Adjusted EBITDA	$389	$438		13%
% of Adjusted Revenue	32.3%	34.0%		+170 bps

Table 4: Adjusted Earnings Before Taxes Reconciliation ($M)

	Q1 2018	Q1 2019	V %
GAAP Earnings Before Taxes	$255	$419	64%
Purchase accounting adjustment to acquired deferred revenue and commission expense	2	—
Amortization of acquisition-related intangible assets C	74	82
Gain on sale of Scientific Imaging businesses B	—	(120)
Adjusted Earnings Before Taxes	$332	$382	15%

Table 5: Adjusted DEPS Reconciliation D

	Q1 2018	Q1 2019	V %
GAAP DEPS	$2.03	$3.53	74%
Purchase accounting adjustment to acquired deferred revenue and commission expense	0.02	—
Amortization of acquisition-related intangible assets C	0.56	0.62
Gain on sale of Scientific Imaging businesses B	—	(0.86)
Rounding	—	0.01
Adjusted DEPS	$2.61	$3.30	26%

Table 6: Cash Flow Reconciliation ($M)

	Q1 2018	Q1 2019	V %
GAAP Operating Cash Flow	$282	$290	3%
Add: Cash taxes paid on sale of Scientific Imaging businesses	—	39
Adjusted Operating Cash Flow	282	330	17%
Capital Expenditures	(10)	(16)
Capitalized Software Expenditures	(2)	(2)
Adjusted Free Cash Flow	$270	$312	15%

Table 7: Forecasted Adjusted DEPS Reconciliation D

	Q2 2019		Full Year 2019
	Low End	High End	Low End	High End
GAAP DEPS	$2.38	$2.42	$11.08	$11.38
Amortization of acquisition-related intangible assets C	0.62	0.62	2.48	2.48
Gain on sale of Scientific Imaging businesses B	—	—	(0.86)	(0.86)
Adjusted DEPS	$3.00	$3.04	$12.70	$13.00

A. Q1'19 acquisition-related fair value adjustment to deferred revenue related to the acquisition of PowerPlan ($1M pretax, $0M after-tax).

B.	Gain on sale of Scientific Imaging businesses ($120M pretax, $90M after-tax).

C.
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 21% applied to amortization.

	Q1'18A	Q1'19A	Q2'19E	FY'19E
Pretax	$74	$82	$83	$330
After-tax	$59	$65	$65	$261
Per share	$0.56	$0.62	$0.62	$2.48

D.	All 2018 and 2019 adjustments taxed at 21%, except for the gain on sale of the Scientific Imagining businesses which was taxed at 25%.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	March 31, 2019	December 31, 2018
ASSETS:

Cash and cash equivalents	$392.5	$364.4
Accounts receivable, net	629.3	700.8
Inventories, net	207.5	190.8
Income taxes receivable	18.5	21.7
Unbilled receivables	194.4	169.4
Other current assets	91.5	80.0
Current assets held for sale	52.3	83.6
Total current assets	1,586.0	1,610.7

Property, plant and equipment, net	132.2	128.7
Right-of-use assets	260.4	—
Goodwill	9,365.4	9,346.8
Other intangible assets, net	3,766.8	3,842.1
Deferred taxes	93.0	52.2
Other assets	104.8	101.1
Assets held for sale	95.3	167.9

Total assets	$15,403.9	$15,249.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$172.6	$165.3
Accrued compensation	164.3	248.3
Deferred revenue	691.1	677.9
Current operating lease liabilities	52.7	—
Other accrued liabilities	245.3	258.0
Income taxes payable	78.7	58.3
Current portion of long-term debt, net	1.7	1.5
Current liabilities held for sale	24.2	38.9
Total current liabilities	1,444.7	1,448.2

Long-term debt, net of current portion	4,487.0	4,940.2
Deferred taxes	920.5	931.1
Operating lease liabilities	216.3	—
Other liabilities	190.1	191.5
Liabilities held for sale	7.9	—
Total liabilities	7,266.5	7,511.0

Common stock	1.1	1.1
Additional paid-in capital	1,799.9	1,751.5
Retained earnings	6,569.4	6,247.7
Accumulated other comprehensive loss	(214.6)	(243.3)
Treasury stock	(18.4)	(18.5)
Total stockholders' equity	8,137.4	7,738.5

Total liabilities and stockholders' equity	$15,403.9	$15,249.5

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended March 31,
	2019	2018
Net revenues	$1,287.2	$1,202.5
Cost of sales	476.6	452.0
Gross profit	810.6	750.5

Selling, general and administrative expenses	464.2	450.3
Income from operations	346.4	300.2

Interest expense, net	43.7	43.2
Other income/(expense), net	(3.1)	(1.7)
Gain on disposal of business	119.6	—

Earnings before income taxes	419.2	255.3

Income taxes	49.6	44.0

Net earnings	$369.6	$211.3

Net earnings per share:
Basic	$3.57	$2.05
Diluted	$3.53	$2.03

Weighted average common shares outstanding:
Basic	103.6	102.9
Diluted	104.7	104.2

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions and percents of net revenues)

	Three Months Ended March 31,
	2019		2018
	Amount	%	Amount	%
Net revenues:
Application Software	$381.2		$323.9
Network Software & Systems	345.7		313.9
Measurement & Analytical Solutions	401.8		404.0
Process Technologies	158.5		160.7
Total	$1,287.2		$1,202.5

Gross profit:
Application Software	$253.4	66.5%	$213.9	66.0%
Network Software & Systems	239.0	69.1%	212.7	67.8%
Measurement & Analytical Solutions	231.2	57.5%	234.0	57.9%
Process Technologies	87.0	54.9%	89.9	55.9%
Total	$810.6	63.0%	$750.5	62.4%

Operating profit*:
Application Software	$91.4	24.0%	$70.2	21.7%
Network Software & Systems	125.3	36.2%	106.0	33.8%
Measurement & Analytical Solutions	118.1	29.4%	115.4	28.6%
Process Technologies	50.1	31.6%	50.3	31.3%
Total	$384.9	29.9%	$341.9	28.4%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $38.5 and $41.7 for the three months ended March 31, 2019 and 2018, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net earnings	$369.6	$211.3
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	11.7	12.6
Amortization of intangible assets	82.9	75.3
Amortization of deferred financing costs	1.7	1.6
Non-cash stock compensation	25.3	26.0
Gain on disposal of businesses, net of associated income tax	(89.6)	—
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	88.9	17.3
Unbilled receivables	(25.3)	(10.5)
Inventories	(19.5)	(9.0)
Accounts payable and accrued liabilities	(92.8)	(45.9)
Deferred revenue	11.9	26.3
Income taxes, excluding tax associated with gain on disposal of businesses	(17.6)	(13.8)
Cash tax paid for gain on disposal of businesses	(39.4)	—
Other, net	(17.5)	(9.5)
Cash provided by operating activities	290.3	281.7

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(3.2)	(38.9)
Capital expenditures	(15.8)	(9.7)
Capitalized software expenditures	(2.0)	(1.9)
Proceeds from disposal of business	220.4	—
Proceeds from sale of assets	—	—
Other, net	(2.2)	(1.0)
Cash from (used in) investing activities	197.2	(51.5)

Cash flows used in financing activities:
Payments under revolving line of credit, net	(455.0)	(535.0)
Cash dividends to stockholders	(47.7)	(42.1)
Proceeds from stock-based compensation, net	22.0	23.8
Treasury stock sales	2.2	1.6
Other	14.2	0.1
Cash used in financing activities	(464.3)	(551.6)

Effect of foreign currency exchange rate changes on cash	4.9	16.3

Net increase (decrease) in cash and cash equivalents	28.1	(305.1)

Cash and cash equivalents, beginning of period	364.4	671.3

Cash and cash equivalents, end of period	$392.5	$366.2